Exhibit 99.2

Blackwells Capital LLC

Transaction Type	Security Type	Date	Quantity	Price Per Share or Contract
Sale	Common Stock	11/19/2025	3,500	$2.91
Purchase	Call Option (Exercise Price $2.50, Expiration December 19, 2025)	11/25/2025	(590) contracts relating to (59,000) shares	$0.40
Exercise of Call Options	Call Option (Exercise Price $2.50, Expiration December 19, 2025)	12/1/2025	25,000	$2.50
Exercise of Call Options	Call Option (Exercise Price $2.50, Expiration December 19, 2025)	12/3/2025	565,000	$2.50
Purchase	Common Stock	12/3/2025	110,000	$2.69
Purchase	Common Stock	12/5/2025	100,000	$2.72
Purchase	Common Stock	12/8/2025	25,000	$2.55
Sale	Put Option (Exercise Price $2.50, Expiration January 16, 2026)	12/8/2025	(1,000) contracts relating to (100,000) shares	$0.15
Purchase	Common Stock	12/19/2025	225,000	$2.83
Purchase	Common Stock	12/22/2025	100,000	$2.90
Purchase	Common Stock	12/23/2025	150,000	$2.86

The price reported in the “Price Per Share or Contract” column above excludes commissions and fees and reflects the weighted average purchase price on a per share basis.